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INTERNATIONAL EQUITY FUND
SCHEDULE 16 CALCULATIONS

COMMON SHARES

For the Year Ended October 31, 1997

         Return With Waivers:

                  ((10,454-10,000)/10,000) = 4.54%

For the Five Years Ended October 31, 1997

         Return With Waivers:

                  ((19,172/10,000) 1/5 -1) = 13.90%

For Inception (05/02/89) thru October 31, 1997

         Return With Waivers:

                  ((25,201/10,000) 1/8.50685-1) = 11.48%

ADVISOR SHARES

For the Year Ended October 31, 1997

         Return With Waivers:

                  ((10,404-10,000)/10,000) = 4.04%

For the Five Years Ended October 31, 1997

Return With Waivers:

                  ((18,752/10,000)1/5 - 1) = 13.40%

For Inception (04/05/91) thru October 31, 1997

         Return With Waivers:

                  ((17,851/10,000) 1/6.58082 - 1) = 9.20%